                 Audited Financial Statements of

                 REQUESTAMERICA.COM, INC.

                 Years ended December 31, 2000 and 1999

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
RequestAmerica.com, Inc.

We have audited the accompanying balance sheets of RequestAmerica.com, Inc. as of December 31, 2000 and 1999 and the related statements of operations and deficit, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RequestAmerica.com, Inc. as of December 31, 2000 and December 31, 1999, and the results of operations and cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming RequestAmerica.com, Inc. will continue as a going concern. As discussed in note 2 to the financial statements, the Company's need to generate cash from operations and obtain additional financing raises substantial doubt about its ability to continue as a going concern. Management plans as to this matter are discussed in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Chartered Accountants

Victoria, Canada
April 23, 2001

REQUESTAMERICA.COM, INC.
Balance Sheets

December 31, 2000 and 1999
============================================================================
                                                         2000           1999
----------------------------------------------------------------------------
Assets

Current assets:
  Cash and cash equivalents                      $     90,025  $     148,229
  Accounts receivable                                   4,107              -
  Other current assets                                  1,484          1,098
  --------------------------------------------------------------------------
                                                       95,616        149,327

Deferred acquisition costs                             22,488              -
Furniture and equipment, net (note 4)                  39,220          5,994
----------------------------------------------------------------------------
                                                 $    157,324  $     155,321
============================================================================

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                               $     11,309  $         945
  Payroll taxes payable                                15,901            187
  Deferred revenue                                     19,671          1,796
  Line of credit (note 6)                                   -          4,814
  Income taxes payable                                      -            800
  Capitalized lease obligation -
    short term (note 5)                                 1,860          1,632
  --------------------------------------------------------------------------
                                                       48,741         10,174

Capitalized lease obligation - long-term                    -          1,860

Stockholders' equity:
  Common stock, no par value, authorized:
    100,000,000 shares: issued and outstanding
    15,412,500 and 13,850,000 in 2000 and 1999,
      respectively                                  1,172,500        349,000
  Deficit                                          (1,063,917)      (205,713)
  --------------------------------------------------------------------------
Subsequent event (note 10)                            108,583        143,287
----------------------------------------------------------------------------
                                                 $    157,324  $     155,321
============================================================================
See accompanying notes to financial statements.

REQUESTAMERICA.COM, INC.
Statements of Operations and Deficit

Years ended December 31, 2000 and 1999

============================================================================
                                                         2000           1999
----------------------------------------------------------------------------
Revenue                                          $     37,207  $       2,976

Operating expenses:
  Personnel                                           694,304        127,093
  Facilities                                           48,240         16,307
  Other operating costs                                46,216         15,346
  Selling expenses                                     46,474         32,437
  General and administrative                           66,427         16,560
  --------------------------------------------------------------------------
                                                      901,661        207,743
----------------------------------------------------------------------------
Loss from operations                                 (864,454)      (204,767)

Interest income (expense)                               7,050           (146)
----------------------------------------------------------------------------
Loss before taxes                                    (857,404)      (204,913)

Income tax provision (note 7)                             800            800
----------------------------------------------------------------------------
Net loss                                         $   (858,204) $    (205,713)
============================================================================
Net loss per common share, basic and diluted     $      (0.06) $       (0.02)

Weighted average shares outstanding,
  Basic and diluted (Note 3(i))                    15,204,555     10,678,767
============================================================================

See accompanying notes to financial statements.

REQUESTAMERICA.COM, INC.
Statement of Stockholders' Equity

Years ended December 31, 2000 and 1999

============================================================================
                                                                      Stock-
                                    Common stock                    holders'
                                Shares        Amount     Deficit     equity
----------------------------------------------------------------------------
Balance, January 1, 1999             -  $          - $         - $         -

Issuance of common stock    13,850,000       349,000           -     349,000
Net loss                             -             -    (205,713)   (205,713)
----------------------------------------------------------------------------
Balance, December 31, 1999  13,850,000       349,000    (205,713)    143,287

Issuance of common stock
  for cash                   1,537,500       821,000           -     821,000
Stock options exercised
  for cash                      25,000         2,500           -       2,500
Net loss                             -             -    (858,204)   (858,204)
----------------------------------------------------------------------------
Balance, December 31, 2000  15,412,500  $  1,172,500 $(1,063,917) $  108,583
============================================================================

See accompanying notes to financial statements.

REQUESTAMERICA.COM, INC.
Statements of Cash Flows

Years ended December 31, 2000 and 1999

============================================================================
                                                         2000           1999
----------------------------------------------------------------------------
Cash provided by (used in):

Cash flows from operating activities:
  Net loss                                       $   (858,204) $    (205,713)
  Depreciation and amortization,
    which do not involve cash                           7,788          1,219
  Changes in non-cash working capital and
    other assets and liabilities:
      Accounts receivable                              (4,107)             -
      Other current assets                               (386)        (1,098)
      Accounts payable                                 10,364            945
      Payroll taxes payable                            15,714            187
      Deferred revenue                                 17,875          1,796
      Income taxes payable                               (800)           800
  --------------------------------------------------------------------------
  Net cash used in operating activities              (811,756)      (201,864)

Cash flows from investing activities:
  Additions to equipment and furniture                (41,014)        (7,213)
  Deferred acquisition costs                          (22,488)             -
  --------------------------------------------------------------------------
  Net cash used in investing activities               (63,502)        (7,213)

Cash flows from financing activities:
  Issuance of common stock                            821,000        349,000
  Stock options exercised                               2,500              -
  Line of credit advances (payments)                   (4,814)         4,814
  Issuance of capitalized lease obligation                  -          4,468
  Payments on capitalized lease obligation             (1,632)          (976)
  --------------------------------------------------------------------------
  Net cash provided by financing activities           817,054        357,306
----------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents      (58,204)       148,229

Cash and cash equivalents, beginning of year          148,229              -
----------------------------------------------------------------------------
Cash, end of year                                $     90,025  $     148,229
============================================================================

Supplemental cash flow information:
  Income taxes paid                              $      1,600  $           -
  Interest paid                                           771            459
============================================================================

See accompanying notes to financial statements.

REQUESTAMERICA.COM, INC.
Notes to Financial Statements

Years ended December 31, 2000 and 1999
============================================================================

1.   The Company and description of business:

RequestAmerica.com, Inc. (the "Company") was formed in
1998 and incorporated January 27, 1999 under the laws of the State of California. The Company changed its name, DoingBusinessInAmerica.com, to RequestAmerica.com, Inc. in
January 2000 and reissued common stock at a conversion rate of 100-for-1 in the form of a stock split. The accompanying financial statements reflect the stock split on a retroactive basis in all periods presented. The
Company operates as an interactive, internet-based, national clearing house for small business on-line exchange in the B2B and G2B marketplace. Its services are designed to provide buyers a large group of vendors from which to select and sellers a targeted source of sales leads.

2.   Liquidity and future operations:

The Company has earned minimal revenues, and experienced decreased working capital and operating losses in 1999 and 2000. These factors, the Company's inability to execute its business plan model and other market-driven issues, create an uncertainty about the Company's ability to continue as a going concern. Management believes that it has mitigated these issues by the transaction described in note 10.

3.   Significant accounting policies:

(a)   Use of estimates:

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from the estimates used in the preparation of these financial statements.

(b)   Cash and equivalents:

For purposes of the statements of cash flows, the Company considers all unrestricted highly liquid investments with an initial maturity of three months or less to be cash equivalents. Accordingly, the Company's money market fund investments are treated as cash equivalents and included in cash in the accompanying financial statements.

REQUESTAMERICA.COM, INC.
Notes to Financial Statements

Years ended December 31, 2000 and 1999
============================================================================

3.   Significant accounting policies (continued):

(c)   Furniture and equipment:

Furniture and equipment are recorded at cost and depreciated utilizing the straight-line method over their useful lives of five years

(d)   Deferred acquisiton costs:

Costs relating to the pending acquisition of the Company by Worldbid Corporation have been deferred and will be expensed once the transaction is completed.

(e)   Advertising costs:

All costs associated with advertising and promotion are expensed in the year incurred. Advertising expense aggregated approximately $46,000, and $32,000 for the years ended December 31, 2000 and 1999, respectively.

(f)   Income taxes:

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

(g)   Personnel:

During the year ended December 31, 2000, the Company ceased all employment contracts and agreements and currently leases all of its staff and corporate personnel from an outside agency. Accordingly, the Company has no liabilities for employee-related expenditures including compensated absences and insurance.

(h)   Revenue recognition:

The Company offers its subscribers monthly and annual service contracts. Recognition of revenue on unexpired monthly and annual contracts is recognized on a straight-line basis over the remaining life of the contract.

REQUESTAMERICA.COM, INC.
Notes to Financial Statements

Years ended December 31, 2000 and 1999
============================================================================

3.   Significant accounting policies (continued):

     (i)   Net loss per share:
           As the Company generated net losses in each of the periods presented, basic and diluted net loss per share is the same as the issue of any exercise of options and would be anti-dilutive.

4.   Furniture and equipment:

============================================================================
                                                          2000          1999
----------------------------------------------------------------------------
Computer equipment                                $     39,249  $      5,937
Furniture and office equipment                           8,978         1,276
----------------------------------------------------------------------------
                                                        48,227         7,213

Less accumulated depreciation                            9,007         1,219
----------------------------------------------------------------------------
Net equipment and furniture                       $     39,220  $      5,994
============================================================================

5.    Leases:

At December 31, 2000 and 1999, future minimum annual rental commitments under non-cancelable lease obligations are as follows:

============================================================================
                                                                     Capital
                                                                      leases
----------------------------------------------------------------------------
2001                                                                   1,995
----------------------------------------------------------------------------
Total minimum lease payments                                           1,995
Less amount representing interest                                        135
----------------------------------------------------------------------------
Present value of net minimum lease payments                      $     1,860
============================================================================
The Company has commitments of $9,748 in 2001 under operating leases.

6.    Line of credit:

The Company has a line of credit providing maximum funding of $15,000 at prime plus 4.75% and is guaranteed by the Company's majority shareholder. At December 31, 1999, borrowings aggregated $4,814. At December 31, 2000, there were no borrowings outstanding. The line was canceled during 2001.

REQUESTAMERICA.COM, INC.
Notes to Financial Statements

Years ended December 31, 2000 and 1999
============================================================================

7.   Income taxes:

Current income taxes are computed at statutory rates on pre-tax income. Deferred taxes would be recorded based on differences in the carrying values of assets and liabilities for financial statement and income tax purposes. At December 31, 2000, the Company has elected to carry forward net operating losses for federal and state income tax purposes of approximately $1.2 million that may be available to reduce future taxable income to 2015. As utilization of such operating losses for tax purposes is not assured, the deferred tax asset has been fully reserved through the recording of a 100% valuation allowance. These operating losses may be limited to the extent an "ownership change" occurs.

The components of the deferred tax asset as of December 31, 2000 are as follows:

============================================================================
                                                          2000          1999
----------------------------------------------------------------------------
Deferred tax asset:
  Net operating loss carry forward                  $  457,000    $   75,000
  Less valuation allowance                            (457,000)      (75,000)
----------------------------------------------------------------------------
Net deferred tax                                    $        -    $        -
============================================================================

Net operating losses (expressed in thousands of dollars)
expire as follows:
============================================================================

2014                                                                     197
2015                                                                   1,039
----------------------------------------------------------------------------
Total                                                             $    1,236
============================================================================

8.   Common stock options:

During 2000, the Company reserved 3,828,500 shares for issuance under a stock option plan (the Plan). The Plan provides for the grant of stock options or shares of restricted stock to employees and key advisors (an
"Optionee") of the Company. Options granted under the Plan vest immediately and expire ten years from the date of grant.

During 2000, the Company granted a total of 1,056,500 stock options at an exercise price of $0.10 (an amount that approximates or exceeds the market value of the Company stock on the date of grant) were granted to certain employees. The Company recorded no compensation expense relating to these options, as there was no implicit benefit derived from the exercise price being less than market value. 25,000 options were exercised on December 31, 2000.
The remaining contractual life of the options is 9.5 years.

REQUESTAMERICA.COM, INC.
Notes to Financial Statements

Years ended December 31, 2000 and 1999
----------------------------------------------------------------------------

9.    Concentration of risk and contingencies:

The Company has a concentrated credit risk for cash and cash equivalents because it maintains deposits in banks that sometimes exceed amounts insured by the Federal
Deposit Insurance Corporation

10.   Subsequent event:

The Company was acquired by Worldbid Corporation (parent) by means of a merger with the parent's subsidiary, Worldbid (Acquisition) Company, during March 2001.
Worldbid Corporation exchanged 750,000 shares of its common stock for all of the RequestAmerica.com, Inc.
common stock outstanding and exchanged stock options for the Company's 1,031,500 granted but unexercised stock options. In addition, the Company has agreed to issue up to an additional 750,000 common shares in the future, should certain performance targets be met. The Company incurred $22,488 in professional costs in connection with the acquisition that were classified as deferred acquisition costs as of December 31, 2000.
Subsequently, the Company has planned to move its operations to Worldbid Corporation's corporate headquarters in Canada and is in the process of selling substantially all of its U.S. based assets. The Company's majority stockholder was recently named President of Worldbid Corporation and is in the process of completing the acquisition.